Exhibit 10.7

BAR HARBOR BANKSHARES
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
- CODE SECTION 409A

As adopted
effective as of January 1, 2005
Amended November, 2008

BAR HARBOR BANKSHARES
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
- CODE SECTION 409A

Table of Contents

ARTICLE 1 DESIGNATION AND PURPOSE

                        1.1 Designation
                        1.2 Purpose
                        1.3 Code Section 409A
                        1.4 Effective Date

ARTICLE 2 DEFINITIONS

ARTICLE 3 ELIGIBILITY

    3.1 Eligibility to Participate
    3.2 Duration of Participation

ARTICLE 4 RETIREMENT BENEFITS

                        4.1 Normal Retirement Benefit
                        4.2 Early Retirement Benefit
                        4.3 Disability Retirement Benefit
                        4.4 Vested Deferred Benefit
                        4.5 Change in Form of Distribution
                        4.6 One-Time Election Opportunity

ARTICLE 5 DEATH BENEFIT

                        5.1 Death Before Benefit Commencement
                        5.2 Death After Benefit Commencement
                        5.3 No Other Death Benefits

ARTICLE 6 UNFORESEEABLE EMERGENCY

                        6.1 Withdrawal for Unforeseeable Emergency

ARTICLE 7 OTHER PLAN PROVISIONS

                        7.1 Funding
                        7.2 Consent to Insurance Procedures
                        7.3 Benefits Not Assignable
                        7.4 Beneficiaries

ARTICLE 8 REEMPLOYMENT AND TERMINATION OF BENEFIT PAYMENTS

                        8.1 Reemployment
                        8.2 Termination of Benefit Payments

ARTICLE 9 ADMINISTRATION

                        9.1 Plan Administrator
                        9.2 Powers of Plan Administrator
                        9.3 Annual Statements
                        9.4 Facility of Payment
                        9.5 Reliance on Professionals
                        9.6 Payment of Expenses

ARTICLE 10 BENEFIT CLAIMS PROCEDURE

                        10.1 Claims Procedure
                        10.2 Mediation and Arbitration

ARTICLE 11 AMENDMENT

                        11.1 Right to Amend

ARTICLE 12 MISCELLANEOUS

                        12.1 Titles are for Reference Only
                        12.2 Construction
                        12.3 Successors
                        12.4 No Contract
                        12.5 Beneficiaries' Rights
                        12.6 Gender and Number
                        12.7 Code Section 409A

ANNEX A Schedule of Benefits

BAR HARBOR BANKSHARES
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
- CODE SECTION 409A

            Pursuant to a resolution of its board of directors, Bar Harbor Bankshares, a Maine corporation, has adopted this supplemental executive retirement plan.

ARTICLE 1
DESIGNATION AND PURPOSE

            1.1 Designation. The Plan is designated the "Bar Harbor Bankshares Supplemental Executive Retirement Plan – Code Section 409A".

            1.2 Purpose. The purpose of the Plan is to provide certain eligible employees of Bar Harbor Bankshares and its affiliated companies with retirement income pursuant to an unfunded, deferred compensation arrangement maintained solely for a select group of management or highly compensated employees.

            1.3 Code Section 409A. Effective as of January 1, 2003, Bar Harbor Bankshares adopted the "Bar Harbor Bankshares Supplemental Executive Retirement Plan" (the "Grandfathered Plan") for the purpose of providing deferred compensation for a select group of management or highly compensated employees. Bar Harbor Bankshares intends that the Grandfathered Plan be treated as a grandfathered plan that is exempt from the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the "Code") because it relates solely to deferred compensation that was both earned and vested prior January 1, 2005. This Plan shall be deemed to be subject to the requirements of Code Section 409A and shall relate solely to deferred compensation that is either earned or vested on or after January 1, 2005.

            1.4 Effective Date. The effective date of this Plan is January 1, 2005.

ARTICLE 2
DEFINITIONS

            When used herein, each of the words and phrases defined hereinafter shall have the following meaning unless a different meaning is clearly required by the context of the Plan.

            "Accrued Benefit" shall mean the excess of: (a) the monthly retirement benefit which a Participant is entitled to receive if the payment of his or her benefit commences prior to his or her Normal Retirement Date, as set forth in Section A.3 of Annex A; over (b) the monthly retirement benefit which was both earned and vested by the Participant prior to January 1, 2005 under the terms of the Grandfathered Plan.

            "Beneficiary" shall mean the person or persons named by the Participant as his or her beneficiary pursuant to the provisions of Section 7.4.

            "Cause" shall be deemed to exist only in the event the Participant is convicted by a court of competent jurisdiction of a felony involving dishonesty or fraud on the part of the Participant in his or her relationship with the Company.

            "Change in Control" shall mean the occurrence of any one of the following events:

            (a)  Any person, including a group (as such term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) becomes the beneficial owner (as determined pursuant to Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Principal Company representing more than fifty percent (50%) of the combined voting power of the Principal Company’s then outstanding securities, other than as a result of an issuance of securities initiated by the Principal Company in the ordinary course of its business; or

            (b)  The Principal Company is party to a Business Combination (as hereinafter defined) unless, following consummation of the Business Combination, more than fifty percent (50%) of the outstanding voting securities of the resulting entity are beneficially owned, directly or indirectly, by the holders of the Principal Company’s outstanding voting securities immediately prior to the Business Combination in substantially the same proportions as those existing immediately prior to the Business Combination; or

            (c)  The stockholders of the Principal Company approve a plan of complete liquidation of the Principal Company or an agreement for the sale or disposition by the Principal Company of substantially all of the Principal Company’s assets to another person or entity which is not a wholly-owned subsidiary of the Principal Company.

             For purposes of the foregoing, a "Business Combination" means any cash tender or exchange offer, merger or other business combination, sale of stock, or sale of all or substantially all of the assets or any combination of the foregoing transactions.

            No internal reorganization of the board of directors of the Principal Company or any affiliate’s board membership will be deemed to be a Change in Control for purposes of the foregoing.

            "Code" shall mean the Internal Revenue Code of 1986, as amended.

            "Company" shall mean the Principal Company and any other corporation or other entity which has assumed the obligations of the Plan with respect to its employees with the consent of the Principal Company, and any successor thereof.

            "Disabled Participant" shall mean a Participant who has a condition: (a) which causes the Participant to be unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which can be expected to last for a continuous period of not less than twelve months; or (b) which results in the Participant receiving, by reason of any medically determinable physical or mental impairment which can be expected to result in death or which can be expected to last for a continuous period of not less than twelve months, income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company. Disability shall be deemed to exist only when a written application has been filed with the Plan Administrator by or on behalf of the Participant and, with respect to a condition described in subparagraph (a), when such disability is certified to the Plan Administrator by a licensed physician approved by the Plan Administrator.

            "Disability Retirement Date" shall mean the date on which the Plan Administrator determines that a Participant is a Disabled Participant.

            "Early Retirement Date" shall mean the date on which a Participant reaches age fifty (50).

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

            "Good Reason" shall mean, unless the Participant consents to such action, a reduction in the Participant’s compensation that does not apply generally to all senior executive officers of the Company, a material reduction in the duties of the Participant, or a change in the principal worksite of the Participant to a location that is more than fifty (50) miles from Bar Harbor, Maine.

            "Grandfathered Plan" shall mean the Bar Harbor Bankshares Supplemental Executive Retirement Plan which is maintained by the Company for the purpose of providing deferred compensation for a select group of management or highly compensated employees, and which is intended to be treated as a grandfathered plan that is exempt from the requirements of Code Section 409A because it relates solely to deferred compensation that was both earned and vested prior January 1, 2005.

            "Key Employee" shall mean an employee of the Company who is a key employee, as defined for purposes of Section 416(i) of the Code. For this purpose, a key employee includes an employee: (a) who is a five percent owner of the Company; (b) who is an officer of the Company and who has annual compensation greater than $130,000 (as adjusted by the Secretary of the Treasury); or (c) who is a one percent owner of the Company and who has annual compensation greater than $150,000 (as adjusted by the Secretary of the Treasury).

            "Normal Retirement Benefit" shall mean the excess of: (a) the monthly retirement benefit which a Participant is entitled to receive if the payment of his or her benefit commences on or after his or her Normal Retirement Date, as set forth in Section A.2 of Annex A; over (b) the monthly retirement benefit which was both earned and vested by the Participant prior to January 1, 2005 under the terms of the Grandfathered Plan.

            "Normal Retirement Date" shall mean the date on which a Participant reaches the age set forth in Section A.1 of Annex A.

            "Participant" shall mean an individual who is designated in Article 3 of the Plan as being eligible to participate in the Plan.

            "Plan" shall mean the Bar Harbor Bankshares Supplemental Executive Retirement Plan – Code Section 409A as of its original effective date, including any amendments thereto.

            "Plan Administrator" shall mean the board of directors of the Principal Company. The Plan Administrator shall be a named fiduciary with respect to the Plan.

            "Plan Year" shall mean the twelve month period ending on December 31 of each year.

            "Present Value" shall mean the lump sum present value of a benefit which a Participant or Beneficiary is entitled to receive under the Plan, determined as of a particular date and calculated using reasonable actuarial assumptions (as determined by the Plan Administrator).

            "Principal Company" shall mean Bar Harbor Bankshares.

            "Retirement Benefit" shall mean a Normal Retirement Benefit, an Early Retirement Benefit, a Disability Retirement Benefit or a Vested Deferred Benefit, each as defined in Article 4.

            "Unforeseeable Emergency" shall mean a severe financial hardship to the Participant resulting from: (a) an illness or accident of the Participant, the Participant's spouse, or a dependent of the Participant (as defined in Section 152 of the Code, without regard to Section 152(b)(1),(b)(2) and (d)(1)(B)); (b) loss of the Participant's property due to casualty; or (c) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The determination of an Unforeseeable Emergency shall be made by the Plan Administrator in its sole discretion, based on such information as the Plan Administrator shall deem to be necessary.

ARTICLE 3
ELIGIBILITY

            3.1 Eligibility to Participate. The following individuals shall be Participants in the Plan:

Joseph M. Murphy
Dean S. Read
Gerald Shencavitz

Notwithstanding the foregoing, however, an individual shall not be a Participant in the Plan unless the individual is a member of a select group of management or highly compensated employees within the meaning of Sections 201, 301 and 401 of ERISA.

            3.2 Duration of Participation. Each individual named in Section 3.1 shall remain a Participant in the Plan for as long as he or she is entitled to any benefits under the Plan.

ARTICLE 4
RETIREMENT BENEFITS

            4.1 Normal Retirement Benefit. A Normal Retirement Benefit shall be payable to an eligible Participant who separates from service on or after his or her Normal Retirement Date (as set forth in Section A.1 of Annex A) in an amount equal to his or her Normal Retirement Benefit. The Normal Retirement Benefit shall commence on the first scheduled pay date of any month (as selected by the Plan Administrator) during the ninety (90) day period beginning on the date on which the Participant separates from service, and shall be paid on the first scheduled pay date of each subsequent month for a period of two hundred forty (240) months certain; provided, however, if the Participant is a Key Employee, the Normal Retirement Benefit shall not commence prior to six months after the date of the Participant’s separation from service.

            4.2 Early Retirement Benefit. An Early Retirement Benefit shall be payable to an eligible Participant who separates from service on or after his or her Early Retirement Date and prior to his or her Normal Retirement Date in an amount equal to his or her Accrued Benefit. The Early Retirement Benefit shall commence on the first scheduled pay date of any month (as selected by the Plan Administrator) during the ninety (90) day period beginning on the date on which the Participant separates from service, and shall be paid on the first scheduled pay date of each subsequent month for a period of two hundred forty (240) months certain; provided, however, if the Participant is a Key Employee, the Early Retirement Benefit shall not commence prior to six months after the date of the Participant’s separation from service.

            Notwithstanding the above, if an eligible Participant separates from service on or after his or her Early Retirement Date and prior to his or her Normal Retirement Date and within three years after a Change in Control, and if the eligible Participant initiates the separation from service for Good Reason or the Company initiates the separation from service without Cause, then the amount of his or her Early Retirement Benefit shall be equal to his or her Normal Retirement Benefit.

            4.3 Disability Retirement Benefit. A Disability Retirement Benefit shall be payable to an eligible Participant who becomes a Disabled Participant prior to his or her Normal Retirement Date and who is employed by the Company at the time he or she becomes a Disabled Participant. The amount of the Disability Retirement Benefit shall be equal to his or her Accrued Benefit. The Disability Retirement Benefit shall commence on the first scheduled pay date of any month (as selected by the Plan Administrator) during the ninety (90) day period beginning on the Participant's Disability Retirement Date, and shall be paid on the first scheduled pay date of each subsequent month for a period of two hundred forty (240) months certain or until the Participant ceases to be a Disabled Participant (whichever occurs first).

            Notwithstanding the above, if an eligible Participant becomes a Disabled Participant prior to his or her Normal Retirement Date, while employed by the Company, and within three years after a Change in Control, then the amount of his or her Disability Retirement Benefit shall be equal to his or her Normal Retirement Benefit.

            If an eligible Participant ceases to be a Disabled Participant, the Participant’s Disability Retirement Benefit shall cease. Thereafter, if the Participant subsequently becomes eligible to receive a Normal Retirement Benefit, an Early Retirement Benefit or a Vested Deferred Benefit, the amount of each monthly payment of such Normal Retirement Benefit, Early Retirement Benefit or Vested Deferred Benefit shall be adjusted by the same amount so that the Present Value of the adjusted monthly payments of such Normal Retirement Benefit, Early Retirement Benefit or Vested Deferred Benefit shall equal the excess (if any) of: (a) the Present Value of the unadjusted Normal Retirement Benefit, Early Retirement Benefit or Vested Deferred Benefit payable under the Plan, reduced by (b) the Present Value of the amounts previously received by the Participant as a Disability Retirement Benefit from the Plan.

            4.4 Vested Deferred Benefit. A Vested Deferred Benefit shall be payable to an eligible Participant who separates from service prior to his or her Early Retirement Date and who is not eligible to receive a Disability Retirement Benefit in an amount equal to his or her Accrued Benefit. The Vested Deferred Benefit shall commence on the first scheduled pay date of any month (as selected by the Plan Administrator) during the ninety (90) day period beginning on the Participant's Early Retirement Date, and shall be paid on the first scheduled pay date of each subsequent month for a period of two hundred forty (240) months certain; provided, however, if the Participant is a Key Employee, the Vested Retirement Benefit shall not commence prior to six months after the date of the Participant’s separation from service.

            Notwithstanding the above, if an eligible Participant separates from service prior to his or her Early Retirement Date and within three years after a Change in Control, and if the eligible Participant initiates the separation from service for Good Reason or the Company initiates the separation from service without Cause, then the amount of his or her Vested Deferred Benefit shall be equal to his or her Normal Retirement Benefit.

            4.5 Change in Form of Distribution. Anything herein to the contrary notwithstanding, a Participant may elect to have his or her Normal Retirement Benefit, Early Retirement Benefit or Vested Deferred Benefit paid in a lump sum distribution equal to the Present Value of such benefit rather than in installments, subject to the following requirements:

(a) Any election pursuant to this Section 4.5: (i) cannot become effective until twelve months after the date on which the election is made; and (ii) must delay the date of the lump sum distribution for five years from the date the first installment payment would otherwise have been made.

(b) In no event can an election made pursuant to this Section 4.5 constitute an acceleration for purposes of Code Section 409A.

A Participant may make an election described in this Section 4.5 by submitting an election form to the Plan Administrator.

            4.6 One-Time Election Opportunity.

            (a) In Notice 2006-79, Section 3.02, the Internal Revenue Service stated that, with respect to deferred compensation subject to Code Section 409A, a nonqualified deferred compensation arrangement may be amended to allow a participant to make a new payment election with respect to the form of payment of his or her deferred compensation, and such election will not be treated as a change in the form of payment of the deferred compensation under Code Section 409A(a)(4) or an acceleration of a payment under Code Section 409A(a)(3), provided that: (i) the amendment is adopted and effective on or before December 31, 2007; (ii) the participant makes an election regarding the form of payment of his or her deferred compensation on or before December 31, 2007; (iii) the election applies only to amounts that would not otherwise be payable in 2007 and does not cause an amount to be paid in 2007 that would not otherwise be payable in 2007; and (iv) the election otherwise satisfies the constructive receipt rule and other provisions of the Code and common law doctrines.

            Pursuant to Notice 2006-79, Section 3.02, on or before December 31, 2007, a Participant may elect to have his or her Normal Retirement Benefit, Early Retirement Benefit or Vested Deferred Benefit paid in a lump sum distribution equal to the Present Value of such benefit rather than in installments.

ARTICLE 5
DEATH BENEFIT

            5.1 Death Before Benefit Commencement. A death benefit shall be payable to the Beneficiary of an eligible Participant who dies while employed by the Company prior to the commencement of his or her Retirement Benefit. The amount of the death benefit shall be equal to the Participant’s Normal Retirement Benefit; provided, however, that if the Company obtained a life insurance policy on the life of the Participant prior to his or her death but the Company is unable to obtain the death benefit under the life insurance policy for any reason, then the amount of the death benefit payable to the Participant's Beneficiary shall be equal to the Participant's Accrued Benefit as of the date of his or her death. The death benefit shall commence as of the first scheduled pay date of any month (as selected by the Plan Administrator) during the ninety (90) day period beginning on the Participant’s death, and shall be paid on the first scheduled pay date of each subsequent month for a period of two hundred forty (240) months certain.

            5.2 Death After Benefit Commencement. A death benefit shall be payable to the Beneficiary of an eligible Participant who dies after commencing to receive his or her Retirement Benefit in monthly payments and prior to the receipt of two hundred forty (240) monthly payments. The amount of the death benefit shall be at the same level as the monthly Retirement Benefit paid to the Participant during his or her lifetime. The death benefit shall commence as of the first scheduled pay date of any month (as selected by the Plan Administrator) during the ninety (90) day period beginning on the Participant's death, and shall be paid on the first scheduled pay date of each subsequent month for a period equal to the remainder of the two hundred forty (240) months certain.

            5.3 No Other Death Benefits. Except as provided in Section 5.1 and Section 5.2, there shall be no death benefits payable under the Plan.

ARTICLE 6
UNFORESEEABLE EMERGENCY

            6.1 Withdrawal for Unforeseeable Emergency. If the Participant experiences an Unforeseeable Emergency, the Participant may request a lump sum withdrawal of all or a portion of his or her Retirement Benefit; provided, however, that the amount of the withdrawal shall not exceed the lesser of: (a) the Present Value of the Participant's Retirement Benefit; or (b) the amount reasonably necessary to satisfy such Unforeseeable Emergency, plus amounts necessary to pay taxes reasonably anticipated as a result of the withdrawal, after taking into account the extent to which such Unforeseeable Emergency is or may be relieved through reimbursement or compensation by insurance or otherwise, or by the liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship).

            If the Plan Administrator approves the Participant's request for a withdrawal, the withdrawal shall be made on any paydate (as selected by the Plan Administrator) during the ninety (90) day period beginning on the date of such approval.

            If: (a) a Participant receives a withdrawal due to an Unforeseeable Emergency, and (b) the Participant subsequently becomes eligible to receive a Retirement Benefit (or the Participant's Beneficiary subsequently become eligible to receive a death benefit), then the amount of such Retirement Benefit (or death benefit) shall be adjusted so that the Present Value of such adjusted Retirement Benefit (or death benefit) shall equal the excess (if any) of: (i) the Present Value of the unadjusted Retirement Benefit (or death benefit), over (ii) the Present Value of the amount of the withdrawal which the Participant previously received due to an Unforeseeable Emergency.

ARTICLE 7
OTHER PLAN PROVISIONS

            7.1 Funding.

                        (a) It is the intention of the Company, the Participants, their Beneficiaries, and each other party to the Plan that the arrangements hereunder be unfunded for tax purposes and for purposes of Title I of ERISA. The rights of Participants and their Beneficiaries shall be solely those of a general unsecured creditor of the Company. The Plan constitutes a mere promise by the Company to make benefit payments in the future.

                        (b) Prior to the occurrence of a Change in Control, the Company shall not have any obligation to set aside assets to provide the benefits payable under the Plan. However, if the Company determines, prior to a Change in Control, that assets should be set aside to provide the benefits payable under the Plan, it may utilize, singly or in combination, any method which it may deem appropriate, including, but not limited to, a grantor trust or life insurance contracts. Moreover, the terms of any grantor trust which may be created by the Company to assist the Company in meeting its obligations under the Plan shall conform with the language of the model trust agreement set forth in Revenue Procedure 92-64 issued by the Internal Revenue Service (or any successor thereto) relating to trusts established in connection with unfunded deferred compensation arrangements (or, if such trusts are no longer available for use in connection with unfunded deferred compensation arrangements, any other instrument which is designed to provide a similar level of security and to have the same tax results as such trust). All of the assets of such trust shall be located, and shall remain located, within the United States, whether or not such assets are available to satisfy the claims of general creditors. In addition, the trust shall not contain any provision which states that the assets of the trust will be restricted to the provision of benefits under the Plan in the event of a change in the financial health of the Company (or any successor thereof), whether or not such assets are available to satisfy the claims of general creditors.

                        Upon the occurrence of a Change in Control, the Company shall (unless the Company's liabilities under the Plan have been fully discharged) adopt and fully fund a grantor trust, the terms of which shall conform with the language of the model trust agreement set forth in Revenue Procedure 92-64 issued by the Internal Revenue Service (or any successor thereto) and the other requirements of such a trust that are described in the preceding paragraph.

                        (c) The Plan Administrator may direct that payments be made before they would otherwise be due if the Plan fails to meet the requirements of Code Section 409A and the applicable regulations at any time; provided, however, that the amount of such payments may not exceed the amount required to be included in income as a result of the failure of the Plan to comply with the requirements of Code Section 409A and the applicable regulations.

            7.2 Consent to Insurance Procedures. In order to be eligible for benefits hereunder, a Participant must agree that the Company may from time to time apply for and take out in its own name and at its own expense such life, health, accident or other insurance upon the Participant as the Company may deem necessary or advisable to protect its interests hereunder. The Participant must also agree to submit to any medical or other examination necessary for such purpose and to assist and cooperate with the Company in procuring such insurance. The Participant and his or her Beneficiary must also agree that they shall have no right, title or interest in and to such insurance whether presently existing or hereafter procured.

            7.3 Benefits Not Assignable. Except as required by law, the right of any Participant or his or her Beneficiary to any benefit or payment under the Plan: (a) shall not be subject to voluntary or involuntary anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Participant or his or her Beneficiary; (b) shall not be considered an asset of the Participant or his or her Beneficiary in the event of any divorce, insolvency or bankruptcy; and (c) shall not be subject to attachment, execution, garnishment, sequestration or other legal or equitable process. In the event that a Participant or his or her Beneficiary who is receiving or is entitled to receive benefits under the Plan attempts to assign, transfer or dispose of such right, or if an attempt is made to subject said right to such process, such assignment, transfer, disposition or process shall, unless otherwise required by law, be null and void.

              7.4 Beneficiaries. A Participant may designate one or more Beneficiaries and contingent Beneficiaries to receive any benefits payable under the Plan after his or her death by delivering a written designation thereof over his or her signature to the Plan Administrator. A Participant may designate different Beneficiaries at any time by delivering a new written designation over his or her signature to the Plan Administrator. Any such designation shall become effective only upon its receipt by the Plan Administrator. The last effective designation received by the Plan Administrator shall supersede all prior designations. If a Participant fails to designate a Beneficiary, or if no designated Beneficiary survives the Participant, the Participant shall be deemed to have designated the Participant's estate as his or her Beneficiary.

ARTICLE 8
REEMPLOYMENT AND TERMINATION OF BENEFIT PAYMENTS

            8.1 Reemployment. In the event that a Participant commences receiving a Retirement Benefit hereunder and is subsequently re-employed by the Company or any of its affiliates, the payment of his or her Retirement Benefit under the Plan shall continue in the manner required by the Plan, and the Participant shall not be entitled to accrue any additional benefits under the Plan following his or her reemployment.

            8.2 Termination of Benefit Payments. In the event that the Company terminates a Participant's employment for Cause, or in the event that a Participant who is receiving or is entitled to receive benefits hereunder violates any written agreement with the Company or any of its affiliates (including, without limitation, any written agreement relating to noncompetition or the nondisclosure of secret or confidential information or knowledge), then all rights to future benefit payments with respect to such Participant shall be forfeited and terminate.

ARTICLE 9
ADMINISTRATION

            9.1 Plan Administrator. The board of directors of the Principal Company shall have the responsibility for the administration of the Plan.

            9.2 Powers of Plan Administrator. The Plan Administrator shall have such authority and powers as may be necessary to discharge its duties hereunder. The determination of the Plan Administrator as to any question involving the general administration and interpretation of the Plan shall be final, binding and conclusive, unless the Plan Administrator has acted in an arbitrary or capricious manner. Any discretionary actions to be taken under the Plan by the Plan Administrator shall be uniform in their nature and applicable to all persons similarly situated. Without limiting the generality of the foregoing, the Plan Administrator shall have the following powers and duties:

(a) to construe and interpret the Plan, decide all questions of eligibility for and determine the amount and time of payment of any benefits hereunder;

(b) to prescribe procedures to be followed by Participants and their Beneficiaries for filing applications for benefits;

(c) to prepare and distribute information explaining the Plan; and

(d) to appoint or employ individuals to assist in the administration of the Plan and any other agents it deems advisable, including legal counsel (who may be counsel for the Company).

            9.3 Annual Statements. At least once each year, the Plan Administrator shall provide each Participant with a statement setting forth the amount of the Retirement Benefit to which the Participant would be entitled if he or she continued to be employed until his or her Normal Retirement Date, as well as the amount of the Retirement Benefit to which he or she would be entitled if he or she terminated employment immediately.

            9.4 Facility of Payment. Whenever, in the Plan Administrator's opinion, a person entitled to receive any payment of a benefit or installment thereof hereunder is under a legal disability or is incapacitated in any way so as to be unable to manage his or her financial affairs, the Plan Administrator may issue directions that payments shall be made to another person for his or her benefit, or the Plan Administrator may direct that payments be applied for the benefit of such person in such manner as the Plan Administrator considers advisable. Any payment of a benefit or installment thereof in accordance with the provisions of this Section 9.4 shall be a complete discharge of any liability for the making of such payment under the provisions of the Plan.

            9.5 Reliance on Professionals. To the extent permitted by law, the Company and any person to whom it may delegate any duty or power in connection with administering the Plan, and the officers and directors thereof, shall be entitled to rely conclusively upon, and shall be fully protected in any action taken or suffered by them in good faith in reliance upon, any actuary, counsel, accountant, other specialist, or other person selected by the Company, or in reliance upon any tables, valuations, certificates, opinions or reports which shall be furnished by any of them. Further, to the extent permitted by law, neither the Company, nor the officers or directors thereof, shall be liable for any neglect, omission or wrongdoing of any other agent, officer or employee of the Company. Any person claiming under the Plan shall look solely to the Company for redress.

            9.6 Payment of Expenses. All expenses incurred prior to the termination of the Plan that shall arise in connection with the administration of the Plan, including but not limited to administrative expenses, proper charges and disbursements, compensation and other expenses and charges of any actuary, counsel, accountant, specialist or other person who shall be employed by the Company in connection with the administration thereof, shall be paid by the Company.

ARTICLE 10
BENEFIT CLAIMS PROCEDURE

            10.1 Claims Procedure.

            (a) Any claim for benefits under the Plan shall be made in writing to the Plan Administrator. The Plan Administrator shall promptly process each claim for benefits received by it and shall notify the claimant in writing of the action taken regarding the claim for benefits within a reasonable period of time, but not later than ninety (90) days (forty-five (45) days in the case of a claim for disability benefits) following its receipt. This period may be extended by the Plan for up to ninety (90) days (for up to two thirty (30) day periods in the case of a claim for disability benefits), provided that the notice of the extension of time (including an explanation of the circumstances requiring the determination and the date by which a benefit determination is expected) is furnished to the claimant prior to the beginning of the extension period. In the event of an extension of time to consider a claim for disability benefits, the notice of extension shall explain the standards on which entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve issues, and the claimant shall be afforded at least forty-five (45) days within which to provide the requested information.

            (b) In the event of a denial of benefits, the Plan Administrator shall furnish the claimant with a written notification which shall include: (i) the reasons for the denial; (ii) specific references to the Plan provisions on which the denial is based; (iii) a description of any additional material or information necessary for the claimant to perfect the claim for benefits, including an explanation of why such material or information is necessary; and (iv) an explanation of the review procedure set forth in subsections (e), (f), (g) and (h) (including a statement of the claimant’s right to bring a civil action under Section 502(a) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") within one year following an adverse benefit determination on review). Anything herein to the contrary notwithstanding, for purposes of this Section 10.1, if a claimant has clearly designated an authorized representative to act and receive notices on his or her behalf with respect to an claim for benefits filed by the claimant, the Plan Administrator shall, in the absence of a contrary direction from the claimant, direct all information and notices to which the claimant is otherwise entitled to such authorized representative with respect to such claim for benefits.

            In the event of a denial of a disability benefit claim, the Plan Administrator shall also furnish the claimant a copy of any guideline, protocol or other similar criterion relied upon (or a statement that a copy of the guideline, protocol or other similar criterion will be provided free of charge upon request), and an explanation of the scientific or clinical judgment on which the denial was based (or a statement that the explanation will be provided free of charge upon request).

            (c) Notwithstanding anything herein to the contrary, any claim shall be handled in a manner consistent with applicable Department of Labor regulations. For purposes of this Section 10.1, a benefit is a "disability benefit" if the claimant is required to provide proof of his or her eligibility for a disability benefit as a condition for obtaining the benefit. A benefit is not a disability benefit if a finding of benefit eligibility is determined under another program by an independent party, such as the Social Security Administration.

            (d) In the event that a period of time for review is extended under subsection (a) due to the claimant’s failure to submit information necessary to decide a claim, the period of time for making the benefit determination shall be tolled from the date on which the notification of the extension is sent to the claimant until the date on which the claimant responds to the request for additional information.

            (e) A claimant who has received a written denial of a claim for benefits and wants to contest the denial must appeal by filing with the Plan Administrator a written request for review. Such request must be made within sixty (60) days (one hundred eighty (180) days in the case of a claim for disability benefits) following the receipt of the written denial. In connection with any request for review, the claimant may at any time review all documents, records, and other information relevant to the claim free of charge, and request a review that takes into account all comments, documents, records and other information submitted without regard to whether such information was submitted or considered in the initial benefit determination.

            In connection with any request for review of a disability benefit claim, the Plan Administrator shall provide for a review that: (i) does not afford deference to the initial adverse benefit determination; (ii) is conducted by an appropriate named fiduciary of the Plan who is neither the individual who made the adverse benefit determination that is the subject of the appeal nor the subordinate of such individual; (iii) in the case of an adverse benefit determination based on a medical judgment, provides that the appropriate named fiduciary shall consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment; (iv) provides for the identification of medical or vocational experts whose advice was obtained on behalf of the Plan, without regard to whether the advice was relied upon in making the benefit determination; and (v) provides that the health care professional engaged is an individual who is neither the individual who made the adverse benefit determination nor the subordinate of such individual.

            (f)     The Plan Administrator shall notify the claimant of its determination on review within sixty (60) days (forty-five (45) days in the case of a claim for disability benefits) following receipt of the request for review. This period may be extended by the Plan for up to sixty (60) days (forty-five (45) days in the case of a claim for disability benefits), provided that the Plan Administrator determines that special circumstances (such as the need to hold a hearing) require an extension of time for processing the claim. Written notice of the extension shall be furnished to the claimant prior to the beginning of the extension period. The extension notice must indicate the special circumstances requiring the extension and the date as of which the Plan expects to render a decision.

            (g) In the event that a period of time is extended as permitted under subsection (f) due to the claimant’s failure to submit information necessary to decide a claim, the period of time for making the benefit determination on review shall be tolled from the date on which the notification of the extension is sent to the claimant until the date on which the claimant responds to the request for additional information.

            (h) In the event of a denial of an claim for benefits on review, the Plan Administrator shall furnish the claimant with a written notification which shall include: (i) the reason or reasons for the denial; (ii) specific references to the Plan provisions on which the denial is based; (iii) a statement that the claimant may receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information related to the claimant’s claim for benefits; and (iv) a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA within one year following an adverse benefit determination on review. In the event of a denial of a claim for disability benefits on review, in addition to the notification requirements set forth above in this subsection (h), the Plan Administrator shall furnish the claimant a copy of any internal rule, guideline, protocol, or other similar criterion that was relied upon in making the adverse determination (or, in the alternative, a statement that a copy of the rule, guideline, protocol, or other similar criterion will be provided free of charge to the claimant upon request).

            10.2 Mediation and Arbitration. If, after the Plan Administrator's decision following its review of a benefit denial, the Plan Administrator and the claimant continue to dispute the benefit denial based on the meaning and effect of the terms and conditions of the Plan, then the claimant may take the following actions:

            (a)     Within sixty (60) days after the claimant receives notice of the Plan Administrator's decision following its review of the benefit denial, the claimant may submit the dispute to a mediator mutually agreeable to the claimant and the Plan Administrator. The mediator shall review the benefit denial and shall attempt to reach a resolution of the matter that is acceptable to both parties.

            (b)     If a mediator is unable to be named or the mediator is unable to reach a mutually acceptable resolution of the matter within one hundred twenty (120) days after the claimant receives notice of the Plan Administrator's decision following its review of the benefit denial, the claimant may submit the dispute to an arbitrator mutually agreeable to the claimant and the Plan Administrator. The arbitrator shall operate under any generally recognized set of arbitration rules. The parties hereto agree that they and their heirs, personal representatives, successors and assigns shall be bound by the decision of such arbitrator with respect to any controversy properly submitted to the arbitrator for determination.

            (c)       If the parties are unable to agree to the designation of an arbitrator within one hundred eighty (180) days after the claimant receives notice of the Plan Administrator's decision following its review of the benefit denial, the claimant may submit the dispute to a board of arbitration for final arbitration. Said board shall consist of one member selected by the claimant, one member selected by the Plan Administrator and a third member selected by the first two members. The board shall operate under any generally recognized set of arbitration rules. The parties hereto agree that they and their heirs, personal representatives, successors and assigns shall be bound by the decision of such board with respect to any controversy properly submitted to the board for determination.

ARTICLE 11
AMENDMENT

            11.1 Right to Amend. At any time, and from time to time, the board of directors of the Principal Company, by resolutions adopted by it, may amend the Plan or change the designation of eligible Participants under the Plan; provided, however, that no modification or amendment of the Plan may permit any distribution of a Participant’s Retirement Benefit other than in accordance with the provisions of Section 409A of the Code; and provided further, that no amendment to the Plan which adversely affects the Accrued Benefit (or death benefit) of any Participant (or the Beneficiary of a deceased Participant) shall be effective without the prior unanimous written consent of the Participants (or their Beneficiaries); and provided further that, subsequent to a Change in Control, no amendment to the Plan shall be effective without the prior unanimous written consent of the Participants (or their Beneficiaries).

ARTICLE 12
MISCELLANEOUS

            12.1 Titles are for Reference Only. The titles in this Plan are for reference only. In the event of a conflict between a title and the content of a section, the content of the section shall control.

            12.2 Construction. The provisions of the Plan shall be construed according to the law of the State of Maine, except as such law is superseded by federal law.

            12.3 Successors. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or other transaction) of all or substantially all of the business and/or assets of the Company, to expressly assume and agree to perform the Company's obligations under the Plan in the same manner and to the same extent that the Company would be required to perform them if no such succession had taken place. Each such successor shall execute a written agreement evidencing its assumption of the Company's obligations under the Plan prior to the effective date of any such purchase, merger, consolidation or other transaction.

            12.4 No Contract. This Plan shall not be deemed to be a contract of employment with the Participant, nor shall any provision hereof restrict the right of the Company to terminate the Participant's employment.

            12.5 Beneficiaries' Rights. Wherever the rights of a Participant are stated or limited in the Plan, his or her Beneficiaries shall be bound thereby.

            12.6 Gender and Number. Where appearing in the Plan, the masculine gender shall be deemed to include the feminine gender and the singular number shall include the plural, unless the context clearly indicates to the contrary.

            12.7 Code Section 409A. Any provision of the Plan that is susceptible to more than one interpretation shall be interpreted in a manner that is consistent with the Plan satisfying the requirements of Code Section 409A.

            12.8 Compliance With FDI Act. Notwithstanding anything herein contained to the contrary, any payments to a Participant by the Company, whether pursuant to this Plan or otherwise, are subject to and conditioned upon their compliance with Section 18(k) of the Federal Deposit Insurance Act ("FDI Act"), 12 U.S.C. Section 1828(k), and any regulations promulgated thereunder.

Dated this              day of               , 20     .

Witness:                                                 BAR HARBOR BANKSHARES

______________________                By__________________________
                                                                    Title: Chairperson

ANNEX A

Schedule of Benefits

            A.1 Normal Retirement Date. The Normal Retirement Date of a Participant is the first day of the month coinciding with or next following the date on which he or she reaches the age set forth below:

Name                        Age                 Normal Retirement Date

Joseph M. Murphy        68                 October 1, 2010
Dean S. Read                 65                 July 1, 2012
Gerald Shencavitz 65                 June 1, 2018

            A.2 Normal Retirement Benefit. The monthly Normal Retirement Benefit of a Participant is the following:

Name                     Monthly Normal Retirement Benefit

                    Joseph M. Murphy                         $11,200
                    Dean S. Read                                 $10,458
                    Gerald Shencavitz                         $ 8,583

            A.3 Accrued Benefit. The monthly Accrued Benefit of a Participant is the following:

                Name                      For commencement after            Monthly Accrued Benefit

      Joseph M. Murphy  December 31, 2002                                 $ 684
                                          December 31, 2003                                 $ 1,597
                                          December 31, 2004                                 $ 2,621
                                          December 31, 2005                                 $ 3,764
                                          December 31, 2006                                 $ 5,039
                                          December 31, 2007                                 $ 6,457
                                          December 31, 2008                                 $ 8,030
                                          December 31, 2009                                 $ 9,773
                                          September 30, 2010                                 $11,200

                Dean S. Read            December 31, 2002                                   $ 1,421
                                                    December 31, 2003                                   $ 2,012
                                                    December 31, 2004                                   $ 2,982
                                                    December 31, 2005                                   $ 4,064
                                                    December 31, 2006                                   $ 5,217
                                                    December 31, 2007                                   $ 6,551
                                                    December 31, 2008                                   $ 8,029
                                                    December 31, 2009                                   $ 9,605
                                                    December 31, 2010                                   $ 9,943
                                                    December 31, 2011                                   $10,285
                                                    June 30, 2012                                           $10,458

                Gerald Shencavitz    December 31, 2002                                     $ 302
                                                    December 31, 2003                                     $ 535
                                                    December 31, 2004                                     $ 796
                                                    December 31, 2005                                     $ 1,086
                                                    December 31, 2006                                     $ 1,409
                                                    December 31, 2007                                     $ 1,768
                                                    December 31, 2008                                     $ 2,166
                                                    December 31, 2009                                     $ 2,606

December 31, 2010 $ 3,092

December 31, 2011 $ 3,629

December 31, 2012 $ 4,219

December 31, 2013 $ 4,869

December 31, 2014 $ 5,583

December 31, 2015 $ 6,366

December 31, 2016 $ 7,225

December 31, 2017 $ 8,166

May 31, 2018 $ 8,583

If a Participant’s Early Retirement Benefit, Disability Retirement Benefit or Vested Deferred Benefit commences on a date other than the first scheduled pay date in January, the amount of the Participant’s Accrued Benefit will be interpolated. For example, assume that Mr. Murphy's benefit commences on the first scheduled pay date in March, 2009. The amount of his Accrued Benefit will equal:

$8,030 + 2/12($9,773 - $8,030) = $8,030 + $291 = $8,321